Exhibit 4.66
Private & Confidential
Dated 27 November 2009
SUPPLEMENTAL AGREEMENT
relating to
a Reducing Revolving Credit Facility of up to US$91,000,000
to
FREESEAS INC.
provided by
CREDIT SUISSE AG
(formerly known as CREDIT SUISSE)

Contents

Clause		Page
1	Definitions	2

2	Consent of the Bank	5

3	Amendments to the Existing Documents	6

4	Representations and warranties	10

5	Conditions	12

6	Relevant Parties’ confirmation	12

7	Expenses	13

8	Miscellaneous and notices	14

9	Applicable law	14

	Schedule 1 Documents and evidence required as conditions precedent	15

	Schedule 2 Form of New Mortgage	19

THIS SUPPLEMENTAL AGREEMENT is dated 27 November 2009 and made BETWEEN:
(1)	FREESEAS INC., a company incorporated in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Borrower”);

(2)	ADVENTURE FIVE S.A. (the “Free Goddess Owner”), ADVENTURE SIX S.A. (the “Free Hero Owner”), ADVENTURE EIGHT S.A. (the “Free Jupiter Owner”) and ADVENTURE TEN S.A. (the “Free Lady Owner” and, together with the Free Goddess Owner, the Free Hero Owner and the Free Jupiter Owner, the “Owners”), each being a company incorporated in the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960;

(3)	FREE BULKERS S.A. a company incorporated in the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Manager”); and

(4)	CREDIT SUISSE AG (formerly known as CREDIT SUISSE), a company incorporated in Switzerland, with its registered office at Paradeplatz 8, 8070 Zurich, Switzerland (the “Bank”).
WHEREAS:
(A)	this Agreement is supplemental to:
(a)	a facility agreement dated 24 December 2007 (the “Original Agreement”) made between the Borrower and the Bank as amended and restated by a supplemental agreement dated 26 June 2008 (the “First Supplemental Agreement”) and as further amended and supplemented by a supplemental agreement dated 23 March 2009 (the “Second Supplemental Agreement” and, together with the Original Agreement and the First Supplemental Agreement, the “Principal Agreement”), relating to a reducing revolving credit facility of up to Ninety one million Dollars ($91,000,000) (the “Facility”) (of which the aggregate principal amount outstanding at the date hereof is Sixty eight million two hundred fifty thousand Dollars ($68,250,000)), upon the terms and conditions set out therein;

(b)	the following documents relating to the Initial Ships and, registered on the date of this Agreement in the name of the relevant Initial Owner under the Marshall Islands flag:
(i)	a general assignment dated 28 December 2007 (the “Principal Free Goddess General Assignment”) made between the Free Goddess Owner and the Bank in respect of the Earnings, Insurances and Requisition Compensation in respect of Free Goddess;

(ii)	a general assignment dated 28 December 2007 (the “Principal Free Hero General Assignment”) made between the Free Hero Owner and the Bank in respect of the Earnings, Insurances and Requisition Compensation in respect of Free Hero;

(iii)	a general assignment dated 14 April 2008 (the “Principal Free Jupiter General Assignment” and, together with the Principal Free Goddess General Assignment and the Principal Free Hero General Assignment, the “Principal General Assignments” and each a “Principal General Assignment”) made between the Free Jupiter Owner and the Bank in respect of the Earnings, Insurances and Requisition Compensation in respect of Free Jupiter;

(iv)	a charter assignment dated 28 December 2007 (the “Principal Free Goddess Charter Assignment”) made between the Free Goddess Owner and the Bank in respect of Free Goddess;

(v)	a charter assignment dated 28 December 2007 (the “Principal Free Hero Charter Assignment”) made between the Free Hero Owner and the Bank in respect of Free Hero;

(vi)	a charter assignment dated 14 April 2008 (the “Principal Free Jupiter Charter Assignment” and, together with the Principal Free Goddess Charter Assignment and the Principal Free Hero Charter Assignment, the “Principal Charter Assignments” and each a “Principal Charter Assignment”) made between the Free Jupiter Owner and the Bank in respect of Free Jupiter;

(vii)	a manager’s undertaking dated 28 December 2007 (the “Principal Free Goddess Manager’s Undertaking”) executed by the Manager in favour of the Bank in respect of Free Goddess;

(viii)	a manager’s undertaking dated 28 December 2007 (the “Principal Free Hero Manager’s Undertaking”) executed by the Manager in favour of the Bank in respect of Free Hero; and

(ix)	a manager’s undertaking dated 14 April 2008 (the “Principal Free Jupiter Manager’s Undertaking” and, together with the Principal Free Goddess Manager’s Undertaking and the Principal Free Hero Manager’s Undertaking, the “Principal Manager’s Undertakings” and each a “Principal Manager’s Undertaking”) executed by the Manager in favour of the Bank in respect of Free Jupiter;
(B)	the Borrower and the Initial Owners wish to change the flag of each Initial Ship by deleting such Initial Ship from its existing Marshall Islands flag and registering it in the name of its Initial Owner under the laws and flag of the Republic of Liberia; and

(C)	this Agreement sets out the terms and conditions upon which the Bank shall, at the request of the Borrower and the Initial Owners, provide its consent to the change of flag of each Initial Ship from Marshall Islands to Liberia.
NOW IT IS HEREBY AGREED as follows:
1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Effective Date” means, in respect of each Initial Ship, the date being no later than 31 December 2009, on which the Bank notifies the Borrower in writing that the Bank has received the documents and evidence specified in (a) clause 5.1.1 and (b) clause 5.1.2 in respect of that Initial Ship, each in form and substance satisfactory to it;

“Existing Documents” means, together, the Principal Agreement, the Principal General Assignments, the Principal Charter Assignments and the Principal Manager’s Undertakings;

“Existing Free Goddess Mortgage” means the first preferred Marshall Islands ship mortgage over Free Goddess, dated 28 December 2007, as amended by an amendment No. 1 dated 4 July 2008 and an amendment No. 2 thereto dated 2 April 2009, all made between the Free Goddess Owner and the Bank;

“Existing Free Hero Mortgage” means the first preferred Marshall Islands ship mortgage over Free Hero, dated 28 December 2007, as amended by an amendment No 1, dated 4 July 2008 and an amendment No. 2 thereto dated 2 April 2009, all made between the Free Hero Owner and the Bank;

“Existing Free Jupiter Mortgage” means the first preferred Marshall Islands ship mortgage over Free Jupiter, dated 28 December 2007, as amended by an amendment No 1, dated 4 July 2008 and an amendment No. 2 thereto dated 2 April 2009, all made between the Free Jupiter Owner and the Bank;

“Existing Mortgages” means together the Existing Free Goddess Mortgage, the Existing Free Hero Mortgage and the Existing Free Jupiter Mortgage and “Existing Mortgage” means any of them;

“Existing Register” means the Marshall Islands Ships Register at the Port of Majuro, Marshall Islands;

“Facility Agreement” means the Principal Agreement as amended and supplemented by this Agreement;

“Free Goddess Charter Assignment” means the Principal Free Goddess Charter Assignment as amended by this Agreement;

“Free Goddess General Assignment” means the Principal Free Goddess General Assignment as amended by this Agreement;

“Free Goddess Manager’s Undertaking” means the Principal Free Goddess Manager’s Undertaking as amended by this Agreement;

“Free Hero Charter Assignment” means the Principal Free Hero Charter Assignment as amended by this Agreement;

“Free Hero General Assignment” means the Principal Free Hero General Assignment as amended by this Agreement;

“Free Hero Manager’s Undertaking” means the Principal Free Hero Manager’s Undertaking as amended by this Agreement;

“Free Jupiter Charter Assignment” means the Principal Free Jupiter Charter Assignment as amended by this Agreement;

“Free Jupiter General Assignment” means the Principal Free Jupiter General Assignment as amended by this Agreement;

“Free Jupiter Manager’s Undertaking” means the Principal Free Jupiter Manager’s Undertaking as amended by this Agreement;

“Initial Owners” means the Owners excluding the Free Lady Owner;

“New Free Goddess Mortgage” means the first preferred Liberian ship mortgage over Free Goddess, executed or (as the context may require) to be executed by the Free Goddess Owner in favour of the Bank in the form set out in schedule 2 and made in continuation of the Existing Free Goddess Mortgage;

“New Free Hero Mortgage” means the first preferred Liberian ship mortgage over Free Hero, executed or (as the context may require) to be executed by the Free Hero Owner in favour of the Bank in the form set out in schedule 2 and made in continuation of the Existing Free Hero Mortgage;

“New Free Jupiter Mortgage” means the first preferred Liberian ship mortgage over Free Jupiter, executed or (as the context may require) to be executed by the Free Jupiter Owner in favour of the Bank in the form set out in schedule 2 and made in continuation of the Existing Free Jupiter Mortgage;

“New Mortgages” means, together, the New Free Goddess Mortgage, the New Free Hero Mortgage and the New Free Jupiter Mortgage and “New Mortgage” means any of them;

“New Register” means the register of ships of the Republic of Liberia;

“Relevant Documents” means, together, this Agreement and the New Mortgages and

“Relevant Document” means any of them; and

“Relevant Parties” means the Borrower, the Owners and the Manager or, where the context so requires or permits, means any or all of them.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

Clause 1.4 of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to “this Agreement” were references to this Agreement.

1.5	Existing Documents

References in:

1.5.1	the Principal Agreement to “this Agreement”;

1.5.2	the Principal General Assignment for an Initial Ship to “this Deed” or “this Assignment”;

1.5.3	the Principal Charter Assignment for an Initial Ship to “this Deed” or “this Assignment”; and

1.5.4	the Principal Manager’s Undertaking for an Initial Ship to “this Letter” or “this Assignment”,

shall, with effect from the Effective Date in respect of that Initial Ship and unless the context otherwise requires, be references to the Principal Agreement, that Principal General Assignment, that Principal Charter Assignment and that Principal Manager’s Undertaking respectively, each as amended by this Agreement on that Effective Date, and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement and/or in the relevant Principal General Assignment and/or the relevant Principal Charter Assignment and/or the relevant Principal Manager’s Undertaking, shall be construed accordingly.

2	Consent of the Bank

2.1	Consent

The Bank, relying upon the representations and warranties made by each of the Relevant Parties in clause 4, agree with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 31 December 2009 of the conditions contained in (a) clause 5.1.1 and (b) clause 5.1.2 in respect of an Initial Ship, the Bank consents to:

2.1.1	the transfer of that Initial Ship from the Existing Register to the New Register; and

2.1.2	the amendment of the Existing Documents on the terms set out in clause 3.

2.2	Discharge of the Existing Mortgages

The Bank hereby agrees that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, satisfaction of the conditions contained in (a) clause 5.1.1 and (b) clause 5.1.2 in respect of an Initial Ship, it shall simultaneously with the registration of the relevant New Mortgage for that Initial Ship, execute and thereafter register at the Existing Register, a deed of discharge in respect of the Existing Mortgage over such Initial Ship.

3	Amendments to the Existing Documents

3.1	Amendments to the Principal Agreement

The Principal Agreement shall, with effect on and from the first Effective Date to occur under this Agreement in respect of an Initial Ship, be (and it is hereby) amended in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.1.1	by inserting in the correct alphabetical order in clause 1.2 of the Principal Agreement the following new definitions of “Effective Date”, “First Supplemental Agreement”, “Second Supplemental Agreement”, “Supplemental Agreements” and “Third Supplemental Agreement”:

““Effective Date” has, in respect of each Initial Ship, the meaning ascribed to it in the Third Supplemental Agreement;”;

““First Supplemental Agreement” means the agreement dated 26 June 2008 made between (1) the Borrower, (2) the Initial Owners, (3) the Manager and (4) the Bank supplementing and restating this Agreement;”;

““Second Supplemental Agreement” means the agreement dated 23 March 2009 made between (1) the Borrower, (2) the Owners, (3) the Manager and (4) the Bank supplemental to this Agreement;”;

““Supplemental Agreements” means together the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement and “Supplemental Agreement” means any of them;”;

““Third Supplemental Agreement” means the agreement dated 27 November 2009 made between (1) the Borrower, (2) the Owners, (3) the Manager and (4) the Bank supplemental to this Agreement;”;

3.1.2	by deleting the definition “Flag State” in clause 1.2 and by inserting in its place the following new definition of “Flag State”:

““Flag State” means:

(a)	in relation to each Initial Ship:

(i)	from the date of this Agreement until the Effective Date in relation to such Initial Ship, the Republic of Marshall Islands or;

(ii)	at all other times thereafter, the Republic of Liberia; or
(b) in relation to the Additional Ship, the Republic of Liberia;”;
3.1.3	by deleting the words “the Supplemental Agreement” and replacing them with the words “the Supplemental Agreements”, and by deleting the words “the Mortgage Addenda”, each in the definition of “Security Documents” in clause 1. 2 of the Principal Agreement;

3.1.4	by deleting the definitions “Free Goddess”, “Free Hero” and “Free Jupiter” in clause 1.1 of the Principal Agreement and inserting in the place of each one respectively the following new definitions of “Free Goddess”, “Free Hero” and “Free Jupiter”:

““Free Goddess” means the motor vessel Free Goddess, a 1995-built, 22,051 dwt bulk carrier, registered in the ownership of the Free Goddess Owner under the laws and flag of the relevant Flag State with IMO Number 9107045;”;

““Free Hero” means the motor vessel Free Hero, a 1995-built, 24,318 dwt bulk carrier registered in the ownership of the Free Hero Owner under the laws and flag of the relevant Flag State with IMO Number 9111591;”;

““Free Jupiter” means the motor vessel Free Jupiter, a 2002-built, 47,777 dwt bulk carrier, registered in the ownership of the Free Jupiter Owner under the laws and flag of the relevant Flag State with IMO Number 9264037;”;

3.1.5	by deleting the definition of “Mortgage” in clause 1.2 of the Principal Agreement and by inserting in its place the following new definition of “Mortgage”:

“Mortgage” means:
(a)	in relation to each Initial Ship:
(i)	before the Effective Date in respect of such Initial Ship, the first preferred Marshall Islands mortgage over that Initial Ship dated 28 December 2007 or (in respect of Free Jupiter only) 14 April 2008; or

(ii)	at all other times thereafter, the first preferred Liberian ship mortgage over that Initial Ship executed or (as the context may require) to be executed by the relevant Initial Owner in favour of the Bank in the form set out in schedule 2 of the Third Supplemental Agreement; or
(b)	in relation to the Additional Ship, the first preferred Liberian Mortgage dated 7 July 2008 executed by the Additional Owner in favour of the Bank, and “Mortgages” means any or all of them;”;

3.1.6	by deleting the definitions “Mortgage Addendum” and “Supplemental Agreement” in clause 1.2;

3.1.7	by deleting clause 15.1.3 in its entirety and inserting in its place a new clause 15.1.3:

““15.1.3 be sent:
(a)	if to the Borrower at:
c/o Free Bulkers S.A.
89 Akti Miaouli
185 38 Piraeus
Greece
Fax No: +30 210 429 1010
Att:       Mr Ion Varouxakis
(b)	if to the Bank at:
Credit Suisse AG
(formerly known as Credit Suisse)
Paradeplatz 8
8070 Zurich
Switzerland
Fax No: +41 612 667 939
Att:        Mr Gianrichy Giamboi
or to such other address and/or numbers as is notified by one party to the other party under this Agreement.”.

3.2	Amendments to the Principal General Assignments

The Principal General Assignment in relation to an Initial Ship shall, with effect on and from the Effective Date for that Initial Ship, be (and it is hereby) amended by deleting the existing recital (E) thereto and by inserting in its place the following new recital (E) (and each Principal General Assignment (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):
(a) in respect of the Principal General Assignment relating to Free Goddess:
“(E)	pursuant to the Loan Agreement there has been or will be executed by the Owner in favour of the Mortgagee a first preferred Liberian ship mortgage (the “Mortgage”) on the m.v. Free Goddess documented in the name of the Owner under the laws and flag of the Republic of Liberia under Official Number 14519 (the “Ship”) and the Mortgage has been or will be registered under the provisions of Chapter 3 of Title 21 of the Liberian Code of the Laws Revised as amended, as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage); and”;
(b) in respect of the Principal General Assignment relating to Free Hero:
“(E)	pursuant to the Loan Agreement there has been or will be executed by the Owner in favour of the Mortgagee a first preferred Liberian ship mortgage

(the “Mortgage”) on the m.v. Free Hero documented in the name of the Owner under the laws and flag of the Republic of Liberia under Official Number 14520 (“Ship”) and the Mortgage has been or will be registered under the provisions of Chapter 3 of Title 21 of the Liberian Code of the Laws Revised as amended, as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage); and”;
(c) in respect of the Principal General Assignment relating to Free Jupiter:
“(E)	pursuant to the Loan Agreement there has been or will be executed by the Owner in favour of the Mortgagee a first preferred Liberian ship mortgage (the “Mortgage”) on the m.v. Free Jupiter documented in the name of the Owner under the laws and flag of the Republic of Liberia under Official Number 14521 (the “Ship”) and the Mortgage has been or will be registered under the provisions of Chapter 3 of Title 21 of the Liberian Code of the Laws Revised as amended, as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage); and”.
3.3	Amendments to the Principal Charter Assignments

The Principal Charter Assignment in relation to an Initial Ship shall, with effect on and from the Effective Date for that Initial Ship, be (and it is hereby) amended by deleting the existing recital (E) thereto and by inserting in its place the following new recital (E) (and the relevant Principal Charter Assignment (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):
(a) in respect of the Principal Charter Assignment relating to Free Goddess
“(E)	pursuant to the Loan Agreement, there has been or will be executed by the Owner in favour of the Mortgagee a first preferred Liberian ship mortgage (the “Mortgage”) on the vessel Free Goddess documented in the name of the Owner under the laws and flag of the Republic of Liberia under Official Number 14519 (the “Ship”) and the Mortgage has been or will be registered under the provisions of Chapter 3 of Title 21 of the Liberian Code of the Laws Revised as amended, as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage);”;
(b) in respect of the Principal Charter Assignment relating to Free Hero
“(E)	pursuant to the Loan Agreement, there has been or will be executed by the Owner in favour of the Mortgagee a first preferred Liberian ship mortgage (the “Mortgage”) on the vessel Free Hero documented in the name of the Owner under the laws and flag of the Republic of Liberia under Official Number 14520 (the “Ship”) and the Mortgage has been or will be registered under the provisions of Chapter 3 of Title 21 of the Liberian Code of the Laws Revised as amended of the Republic of Liberia, as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage);”;
(c) in respect of the Principal Charter Assignment relating to Free Jupiter

“(E)	pursuant to the Loan Agreement, there has been or will be executed by the Owner in favour of the Mortgagee a first preferred Liberian ship mortgage (the “Mortgage”) on the vessel Free Jupiter documented in the name of the Owner under the laws and flag of the Republic of Liberia under Official Number 14521 (the “Ship”) and the Mortgage has been or will be registered under the provisions of Chapter 3 of Title 21 of the Liberian Code of the Laws Revised as amended, as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage);”.
3.4	Amendments to the Principal Manager’s Undertakings

The Principal Manager’s Undertaking in relation to an Initial Ship, shall with effect from the Effective Date for that Initial Ship, be (and it is hereby) amended by deleting the words “Marshall Islands flag” in the second line of paragraph 2 thereof and by inserting in their place the words “Liberian flag” (and each Principal Manager’s Undertaking (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended).

3.5	Continued force and effect

Save as amended by this Agreement, the provisions of each of the Existing Documents shall continue in full force and effect and each of the Existing Documents and this Agreement shall be read and construed as one instrument.
4	Representations and warranties
4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Bank that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement, clause 4 of each Owner’s Guarantee and clause 3 of each Manager’s Undertaking were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

save for the registration of the New Mortgages with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern this Agreement and the choice of the laws of the Republic of Liberia to govern the New Mortgages and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts, are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 4 of each Owner’s Guarantee and clause 3 of each Manager’s Undertaking shall be deemed to be repeated by each of the Relevant Parties on each Effective Date as if made with reference to the facts and circumstances existing on such day.
5	Conditions
5.1	Documents and evidence

5.1.1	Common conditions

The consent of the Bank referred to in clause 2 in respect of all Initial Ships shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in Part 1 of schedule 1 in form and substance satisfactory to the Bank.

5.1.2	Individual conditions

In addition to the conditions precedent referred to in clause 5.1.1 above, the consent of the Bank referred to in clause 2 in respect of an individual Initial Ship shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in Part 2 of schedule 1 in relation to that particular Initial Ship (referred to in Part 2 of schedule 1 as the “Relevant Ship”), all in form and substance satisfactory to the Bank.

5.2	General conditions precedent

The consent of the Bank referred to in clause 2 in relation to each Initial Ship shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the relevant Effective Date for that Initial Ship as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Default having occurred and continuing at the time of the relevant Effective Date for that Initial Ship.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.
6	Relevant Parties’ confirmation
Each of the Relevant Parties hereby confirms its consent to the amendments to the Existing Documents contained in this Agreement and agrees that:

6.1	each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Existing Documents by this Agreement; and

6.2	with effect from the first Effective Date to occur under this Agreement, references to “the Agreement” or “the Facility Agreement” or the “the Loan Agreement” in any of the Security Documents to which it is a party shall henceforth be references to the

Principal Agreement as amended by this Agreement on that Effective Date and as from time to time hereafter amended; and
6.3	with effect from an Effective Date in respect of an Initial Ship, references in any of the Security Documents to which it is a party to the “General Assignment”, the “Charter Assignment” or the “Manager’s Undertaking” insofar as they relate to that Initial Ship, shall henceforth be references to such document as amended by this Agreement on that Effective Date and as from time to time hereafter amended.
7	Expenses
7.1	Expenses

The Borrower agrees to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:

7.1.1	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents; and

7.1.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate referred to in clause 3.2 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.2	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

7.3	Stamp and other duties

The Borrower agrees to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8	Miscellaneous and notices
8.1	Notices

The provisions of clause 15.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.
9	Applicable law
9.1	Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with it) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Messrs Atlas Maritime Services Ltd. at present of Enterprise House, 113-115 George Lane, London E18 1AB, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with it).
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
Documents and evidence required as conditions precedent
(referred to in clause 5.1)
Part 1
Common conditions
1	Corporate authorisations

In relation to each of the Relevant Parties:
(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary’s certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party’s obligations thereunder, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties:
(1)	being true and correct;

(2)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders of such Relevant Party each duly convened and held;

(3)	not having been amended, modified or revoked; and

(4)	being in full force and effect
together with originals or certified copies of any powers of attorney issued by any party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Consents

a certificate (dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Bank) in connection with, the execution, delivery and performance of the Relevant Documents to which they are or will be a party;

3	Legal opinions

an opinion of Messrs Reeder & Simpson, special legal advisers on matters of Marshall Islands law to the Bank; and

4	Process agent

an original or certified true copy of a letter from each of the Relevant Parties’ agent for receipt of service of proceedings accepting its appointment under this Agreement or any other Relevant Document as each of the Relevant Parties’ process agent.

Part 2
Individual conditions
1	Deletion

A copy, certified by an officer of the Borrower, as a true, complete and up to date copy of, the deletion certificate issued in relation to the deletion of the Relevant Ship from its Existing Register and if such deletion certificate is not available on the date the Relevant Ship is registered in the name of the relevant Initial Owner in the New Registry no later than 10 Banking Days after such date;

2	Title

evidence that the Relevant Ship is registered in the name of the relevant Initial Owner in the New Register and that the Relevant Ship and its Earnings, Insurances and Requisition Compensation (as defined in the relevant New Mortgage) are free from Encumbrances other than Permitted Encumbrances;

3	New Mortgage registration

evidence that the relevant New Mortgage has been, or will simultaneously with the discharge of the relevant Existing Mortgage be, registered against the Relevant Ship through the New Register;

4	Insurance

evidence that the Relevant Ship is insured in accordance with the provisions of the New Mortgage and all requirements of such New Mortgage in respect of such insurances have been complied with (including evidence that the insurers of the Relevant Ship have been notified of and have approved the change of flag referred to in this Agreement);

5	Classification

evidence that the Relevant Ship maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

6	Legal opinions

legal opinions of Messrs Reeder & Simpson, special legal advisers on matters of Marshall Islands law and Liberian law to the Bank;

7	Process agent

an original or certified true copy of a letter from the agent of the Initial Owner of the Relevant Ship for receipt of service of proceedings accepting its appointment under the relevant New Mortgage as such Initial Owner’s process agent;

8	Registration forms

such statutory forms duly signed by the relevant Initial Owner and the other Relevant Parties as may be reasonably required by the Bank to perfect the security contemplated by the relevant New Mortgage for the Relevant Ship; and

9	Further matters of opinion

any such other matter or opinion as may be required by the Bank.

Schedule 2
Form of New Mortgage

EXECUTED as a DEED	)
by Ion Varouxakis	)
for and on behalf of	)
/s/ Ion Varouxakis
FREESEAS INC.	)	Attorney-in-fact
in the presence of:	)

/s/ Evangelia Platsidaki
Witness
Name: Evangelia Platsidaki
Address:
Occupation: Solicitor

EXECUTED as a DEED	)
by Ioannis Fassolis	)
for and on behalf of	)
/s/ Ioannis Fassolis
ADVENTURE FIVE S.A.	)	Attorney-in-fact
in the presence of:	)

/s/ Evangelia Platsidaki
Witness
Name: Evangelia Platsidaki
Address:
Occupation: Solicitor

EXECUTED as a DEED	)
by Ioannis Fassolis	)
for and on behalf of	)
/s/ Ioannis Fassolis
ADVENTURE SIX S.A.	)	Attorney-in-fact
in the presence of:	)

/s/ Evangelia Platsidaki
Witness
Name: Evangelia Platsidaki
Address:
Occupation: Solicitor

EXECUTED as a DEED	)
by Ioannis Fassolis	)
for and on behalf of	)
/s/ Ioannis Fassolis
ADVENTURE EIGHT S.A.	)	Attorney-in-fact

in the presence of:	)

/s/ Evangelia Platsidaki
Witness
Name: Evangelia Platsidaki
Address:
Occupation: Solicitor

EXECUTED as a DEED	)
by Ioannis Fassolis	)
for and on behalf of	)
/s/ Ioannis Fassolis
ADVENTURE TEN S.A.	)	Attorney-in-fact
in the presence of:	)

/s/ Evangelia Platsidaki
Witness
Name: Evangelia Platsidaki
Address:
Occupation: Solicitor

EXECUTED as a DEED	)
by Ioannis Fassolis	)
for and on behalf of	)
/s/ Ioannis Fassolis
FREE BULKERS S.A.	)	Attorney-in-fact
in the presence of:	)

/s/ Evangelia Platsidaki
Witness
Name: Evangelia Platsidaki
Address:
Occupation: Solicitor

EXECUTED as a DEED	)
by Evangelia Platsidaki	)
for and on behalf of	)
/s/ Evangelia Platsidaki
CREDIT SUISSE AG	)	Attorney-in-fact
(formerly known as CREDIT SUISSE))
in the presence of:	)

/s/ Niki Alexandrou
Witness
Name: Niki Alexandrou
Address:
Occupation: Solicitor